FOR IMMEDIATE RELEASE

CONTACT:	THOMAS C. ELLIOTT
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
ONE CRESCENT DRIVE, SUITE 203
PHILADELPHIA, PA 19112
215-546-5005; 215-546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR THE FOURTH FISCAL QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2011

Philadelphia, PA, December 6, 2011 - Resource America, Inc. (NASDAQ: REXI) (the "Company”) reported an adjusted loss from continuing operations attributable to common shareholders, a non-GAAP measure, of $118,000, or $0.01 per common share-diluted, and adjusted income from continuing operations attributable to common shareholders, of $4.9 million, or $0.24 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2011, respectively, as compared to adjusted income from continuing operations attributable to common shareholders of $1.4 million, or $0.07 per common share-diluted, and $2.5 million, or $0.13 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2010, respectively.  A reconciliation of the Company’s reported GAAP loss from continuing operations attributable to common shareholders to adjusted (loss) income from continuing operations attributable to common shareholders, a non-GAAP measure, is included as Schedule I to this release.

For the fourth fiscal quarter and fiscal year ended September 30, 2011, the Company reported a GAAP net loss attributable to common shareholders of $3.0 million, or $0.15 per common share-diluted, and $8.2 million, or $0.42 per common share-diluted, respectively, as compared to $7.9 million, or $0.41 per common share-diluted, and $13.5 million, or $0.71 per common share-diluted, for the fourth fiscal quarter and fiscal year ended September 30, 2010, respectively.

As of September 30, 2011, the Company’s book value per common share was $6.33 per share.  Total stockholders’ equity was $120.4 million as of September 30, 2011 as compared to $132.0 million as of September 30, 2010.

Jonathan Cohen, CEO and President, commented, “Resource America’s progress continued during the fiscal year that ended on September 30, 2011 and afterwards.  We have not only eliminated most of our debt but we have restructured the small amount that remains into longer terms with substantially lower interest rates.  Our improved liquidity has allowed us to begin to repurchase our common shares where we bought back over 214,000 shares at an average price of $4.71 since we last reported earnings. We will continue to make repurchases subject to our liquidity and share price.  We recently announced major capital investments into LEAF Commercial Credit, and the progress that LEAF has made this year is very encouraging.  We added substantial assets under management at our bank loan manager with the completion of a new $350.0 million CLO.  In real estate, we are firing on all cylinders.  Resource Capital Corp continues to perform well and is making loans and has a robust pipeline; our institutional joint ventures have been buying assets and have had great success in realizing value for our partners and for the Company; and our Opportunity REIT continues to enter into selling agreements, raise capital and deploy that capital.  We enter fiscal 2012 with some wind at our backs and we are hopeful to deliver improving results, with growing GAAP profitability, in the months ahead.”

Assets Under Management

The following table sets forth information relating to our assets under management by operating segment, which increased by $860.0 million (7%) from September 30, 2010 to September 30, 2011:

	At September 30,	At September 30,
	2011	2010
Financial fund management	$ 11.1 billion	$ 10.0 billion
Real estate	1.6 billion	1.6 billion
Commercial finance	0.6 billion	0.8 billion
	$ 13.3 billion	$ 12.4 billion

A description of how the Company calculates assets under management is set forth in Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Highlights for the Fourth Fiscal Quarter and Fiscal Year Ended September 30, 2011 and Recent Developments

REAL ESTATE:

♦
Fundraising:  Resource Real Estate, Inc. (“RRE”), the Company's real estate operating segment, has sponsored and is the external manager of Resource Real Estate Opportunity REIT, Inc. (“RRE Opportunity REIT”), which is a public non-traded real estate program.  Through November 30, 2011, RRE Opportunity REIT has raised approximately $73.9 million.

♦
Sale of Legacy Asset:  RRE received net proceeds of approximately $17.4 million (including $800,000 that was released from escrow in October 2011) in connection with the June 2011 sale of an office building in Washington, DC that was owned by one of our legacy investments.  In connection with this transaction, the Company realized a gain of $8.4 million.  The Company had a 25% equity interest in this investment.

♦	Fourth Quarter 2011 RRE Acquisitions: RRE made the following acquisitions:

−
In August 2011, a non-performing loan for $9.8 million for a joint venture with an existing partner, in which Resource Capital Corp. (“RSO”) is a member. The loan is secured by a 151-unit multifamily apartment complex in Lewisville, TX.  In connection with this purchase, the Company received a $98,000 acquisition fee and will receive asset management fees in the future.

–
In August 2011, a 500-unit multifamily apartment complex in Houston, TX for $18.1 million on behalf of RSO.  In connection with this purchase, the Company received a $184,000 acquisition fee and will receive property management fees in the future.

–
In September 2011, four non-performing loans for $13.4 million for a joint venture with an existing partner, in which RSO is a member. These loans are secured by four multifamily apartment complexes totaling 1,036 units in Ohio, Michigan and Indiana.  The Company received a $136,000 acquisition fee and will receive asset management fees in the future.

♦	Fourth Quarter 2011 RRE Dispositions: RRE made the following dispositions:

–
In August 2011, a $7.9 million multifamily property in Atlanta, GA for a joint venture with an existing partner, in which RSO is a member. In connection with this sale, the Company received a $104,000 disposition fee.

–
In September 2011, a $7.2 million multifamily property in Novi, MI for a joint venture with an existing partner, in which RSO is a member. In connection with this sale, the Company received a $66,000 disposition fee.

♦
Fiscal 2011 RRE Acquisitions:  RRE purchased eight non-performing loans for $35.1 million on behalf of a joint venture with an existing partner, in which RSO is a member, and 1 non-performing loan for $30.0 million on behalf of a joint venture with a new partner, in which RSO is a member, all secured by first priority mortgages on various multifamily residential apartment communities.  In addition, RRE purchased a multifamily apartment complex for $18.1 million. In connection with these purchases, the Company received $839,000 in acquisition fees and will receive asset and property management fees in the future.

♦
Fiscal 2011 RRE Opportunity REIT Acquisitions:  RRE purchased seven loans (five non-performing) for $28.5 million on behalf of RRE Opportunity REIT secured by first priority mortgages on various multifamily residential apartment communities.  In connection with these purchases, the Company received $582,000 in acquisition fees and will receive asset management fees in the future.

♦
Property Management:  Resource Real Estate Management, Inc., the Company’s property management subsidiary, increased the apartment units it manages to 15,217 units at 54 properties as of September 30, 2011 from 13,522 units at 50 properties as of September 30, 2010.

FINANCIAL FUND MANAGEMENT:

♦
Increased Assets Under Management:  The Company’s financial fund management operating segment increased its assets under management at September 30, 2011 to $11.1 billion, an increase of $1.1 billion, or 11%, from September 30, 2010.

♦
New Collateralized Loan Obligation (“CLO”):  In October 2011, on behalf of RSO, the Company closed Apidos CLO VIII, a $350.0 million CLO.  In connection with this CLO, the Company will receive approximately $840,000 per year in asset management fees in the future.

COMMERCIAL FINANCE:

♦
LEAF Commercial Capital, Inc. (“LEAF”) Secured $125.0 Million in New Capital:  In November 2011, LEAF received a $50.0 million equity investment from Eos Partners, L.P. and its affiliates (“Eos”), a New York based private investment firm.  Concurrent with the Eos investment, LEAF also expanded its warehouse credit facility with an additional $75.0 million through Versailles Assets, LLC, an asset-backed commercial paper conduit administered by Natixis.  As a result of this new investment, the Company will no longer control LEAF and will deconsolidate it.  The Company’s investment in LEAF will be accounted for under the equity method.

♦	Lease Origination/Platform Growth: LEAF continued to grow its lease origination and servicing operations during the fourth fiscal quarter ended September 30, 2011.

–	LEAF’s Dealer Solutions unit based in Moberly, MO added 231 new dealers as active users of its leasing programs.

–
In October 2011, LEAF introduced a mobile version of its lease origination portal, MyLeaseLink.comSM.  The portal allows dealers to manage their financing transactions in real time.  We enrolled 71 additional dealers in MyLeaseLink.comSM.

♦
Increased Key Metrics:  Since its January 2011 capital raise, LEAF has been monitoring selected data points to measure its performance versus previous periods. Data such as new applications for credit, originations (dollar value of new leases funded) and backlog (approved credit applications that are expected to fund in the next 90 days) are key measures to the growth trajectory of the business.  As a result of a refocusing of resources on expanding the platform, LEAF has shown continued increases in key business metrics for the fourth fiscal quarter ended September 30, 2011 as compared to the third fiscal quarter ended June 30, 2011:

–	Lease Originations − up 39%

–	Credit Applications – up 14%

–	Approved Backlog – up 15%

♦
Securitization:  On October 28, 2011, with the completion of LEAF 2011-2, LEAF securitized approximately $105 million of leases, term funded by the issuance of Contract Backed Notes. The transaction is LEAF’s first securitization of small ticket equipment loans and leases for its own account. The loans and leases were originated by LEAF and are backed by various equipment including office equipment such as copiers, as well as, technology, telecommunications and industrial equipment. Guggenheim Securities LLC was the arranger of the notes and LEAF will continue to be the servicer of the assets. LEAF issued eight fixed rate classes of notes that were rated by Moody's and DBRS with the Class A notes having the benefit of a financial guaranty insurance policy issued by Assured Guaranty.

CORPORATE/OTHER:

♦
Share Repurchase Plan:  In December 2010, the Company’s Board of Directors authorized a new share repurchase plan under which the Company may buy up to $20.0 million of its outstanding common stock, replacing a share repurchase plan that had been approved by the Board in July 2007.  Since September 14, 2011, the Company has repurchased 214,000 shares at an average cost of $4.71.

♦
Senior Note Repayment/Modification:  In November 2011, the Company modified $10.0 million of its original senior notes to extend the maturity to October 2013 from October 2012 and lowered the interest rate from 12% to 9%.  In connection with this modification, the Company redeemed $8.82 million of the original senior notes for cash.

♦
Decreased Borrowings: The Company reduced the outstanding borrowings on its corporate credit facility with TD Bank by $5.4 million, or 38%, to $8.7 million at September 30, 2011 from $14.1 million at September 30, 2010.

♦
Corporate Credit Facility Extension:  In November 2011, the Company extended its revolving credit facility with TD Bank to August 2013 from August 2012.  In connection with this amendment, the Company repaid $1.2 million and terminated the term loan component of this facility.

♦
Dividends:  The Company’s Board of Directors authorized the payment on October 31, 2011 of a $0.03 cash dividend per share on the Company’s common stock to holders of record as of the close of business on October 21, 2011.  RSO declared a cash dividend of $0.25 per common share for its third fiscal quarter ended September 30, 2011.

♦	RSO Capital Raised: RSO has raised an additional $87.9 million through its dividend reinvestment program during the fiscal year ended September 30, 2011.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to evaluate, originate, service and manage investment opportunities for its own account and for outside investors in the real estate, financial fund management and commercial finance sectors.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pkamdar@resourceamerica.com.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release and its other reports filed with the Securities and Exchange Commission.  For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1A of the Company’s Annual Report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update or revise any forward-looking statements to reflect new or changing information or events except as may be required by law.

A registration statement relating to securities offered by RRE Opportunity REIT was declared effective by the SEC on June 16, 2010.  A written prospectus relating to these securities may be obtained by contacting Resource Securities, Inc., 2005 Market Street, 15th Floor, Philadelphia, PA 19103.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The remainder of this release contains the Company’s unaudited consolidated balance sheets, consolidated statements of operations, consolidated statements of cash flows, and reconciliation of GAAP loss from continuing operations attributable to common shareholders to adjusted (loss) income from continuing operations attributable to common shareholders.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,
	2011	2010
	(unaudited)
ASSETS
Cash	$24,455	$11,243
Restricted cash	20,257	12,018
Receivables	1,981	1,671
Receivables from managed entities and related parties, net	54,815	66,416
Investments in commercial finance, net	192,012	12,176
Investments in real estate, net	18,998	27,114
Investment securities, at fair value	15,124	22,358
Investments in unconsolidated entities	12,710	13,825
Property and equipment, net	7,942	9,984
Deferred tax assets, net	51,581	43,292
Goodwill	7,969	7,969
Other assets	14,662	5,776
Total assets	$422,506	$233,842

LIABILITIES AND EQUITY
Liabilities:
Accrued expenses and other liabilities	$40,887	$38,492
Payables to managed entities and related parties	1,232	156
Borrowings	222,659	66,110
Total liabilities	264,778	104,758

Commitments and contingencies

Equity:
Preferred stock, $1.00 par value, 1,000,000 shares authorized; none outstanding	−	−
Common stock, $.01 par value, 49,000,000 shares authorized; 28,779,998 and 28,167,909 shares issued, respectively (including nonvested restricted stock of 649,007 and 741,086, respectively)	281	274
Additional paid-in capital	281,686	281,378
Accumulated deficit	(48,032)	(37,558)
Treasury stock, at cost; 9,126,966 and 9,125,253 shares, respectively	(98,954)	(99,330)
Accumulated other comprehensive loss	(14,613)	(12,807)
Total stockholders’ equity	120,368	131,957
Noncontrolling interests	37,360	(2,873)
Total equity	157,728	129,084
	$422,506	$233,842

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
REVENUES:
Real estate	$9,375	$8,032	$38,380	$31,911
Financial fund management	4,647	8,783	25,841	33,140
Commercial finance	7,378	1,853	21,795	23,677
	21,400	18,668	86,016	88,728
COSTS AND EXPENSES:
Real estate	6,189	4,681	24,465	20,780
Financial fund management	3,648	5,153	20,562	21,028
Commercial finance	3,532	4,346	15,207	18,164
General and administrative	2,895	3,826	11,522	12,972
(Gain) loss on sale of leases and loans	(302)	392	(659)	8,097
Impairment of intangibles	−	2,828	−	2,828
Provision for credit losses	2,860	1,795	10,661	5,209
Depreciation and amortization	3,534	1,249	10,739	7,842
	22,356	24,270	92,497	96,920
OPERATING LOSS	(956)	(5,602)	(6,481)	(8,192)

OTHER INCOME (EXPENSE):
Impairment loss recognized in earnings	−	(445)	−	(809)
Gain on sale of management contract	−	−	6,520	−
Gain on extinguishment of servicing and repurchase liabilities	−	−	4,426	−
Gain (loss) on sale of investment securities, net	84	−	(1,198)	(451)
Interest expense	(4,531)	(1,894)	(15,343)	(13,086)
Other income, net	257	645	2,242	2,591
	(4,190)	(1,694)	(3,353)	(11,755)
Loss from continuing operations before taxes	(5,146)	(7,296)	(9,834)	(19,947)
Income tax (benefit) provision	(2,826)	2,155	(4,607)	(2,650)
Loss from continuing operations	(2,320)	(9,451)	(5,227)	(17,297)
(Loss) income from discontinued operations, net of tax	(26)	625	(2,202)	622
Net loss	(2,346)	(8,826)	(7,429)	(16,675)
Add: net (income) loss attributable to noncontrolling interests	(638)	951	(799)	3,224
Net loss attributable to common shareholders	$(2,984)	$(7,875)	$(8,228)	$(13,451)

Amounts attributable to common shareholders:
Loss from continuing operations	$(2,958)	$(8,500)	$(6,026)	$(14,073)
Discontinued operations	(26)	625	(2,202)	622
Net loss	$(2,984)	$(7,875)	$(8,228)	$(13,451)

Basic and Diluted loss per share:
Continuing operations	$(0.15)	$(0.44)	$(0.31)	$(0.74)
Discontinued operations	0.00	0.03	(0.11)	0.03
Net loss	$(0.15)	$(0.41)	$(0.42)	$(0.71)
Weighted average shares outstanding	19,793	19,049	19,525	18,942

Dividends declared per common share	$0.03	$0.03	$0.12	$0.09

RESOURCE AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended September 30,
	2011	2010
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,429)	$(16,675)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	15,780	12,088
Net other-than-temporary impairment losses recognized in earnings	−	2,828
Impairment of intangibles	−	809
Provision for credit losses	10,661	5,209
Equity in earnings of unconsolidated entities	(10,377)	(4,870)
Distributions from unconsolidated entities	4,522	5,104
(Gain) loss on sale of leases and loans	(659)	8,097
Loss on sale of loans and investment securities, net	1,198	451
Gain on sale of assets	−	(2,420)
Gain on sale of management contract	(6,520)	−
Extinguishment of servicing and repurchase liabilities	(4,426)	−
Deferred income tax benefits	(5,657)	(4,564)
Equity-based compensation issued	2,525	3,573
Equity-based compensation received	(463)	(1,441)
Decrease in commercial finance investments	−	17,603
Loss (income) from discontinued operations	2,202	(622)
Changes in operating assets and liabilities	(2,624)	1,911
Net cash (used in) provided by operating activities	(1,267)	27,081
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,165)	(782)
Payments received on real estate loans and real estate	16,291	8,563
Investments in unconsolidated real estate entities	(2,371)	(1,821)
Purchase of commercial finance assets	(105,777)	(11,771)
Principal payments received on leases and loans	29,056	−
Proceeds from sale of management contract	9,095	−
Purchase of loans and investment	−	(1,445)
Proceeds from sale of loans and investments	3,779	4,094
Net cash used in investing activities	(51,092)	(3,162)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings	106,043	103,401
Principal payments on borrowings	(55,778)	(128,767)
Dividends paid	(2,246)	(1,636)
Dividends paid by LEAF to RCC	(305)	−
Proceeds from issuance of common stock	1,914	58
Repurchase of common stock	(241)	−
Proceeds from issuance of LEAF preferred stock	15,221	−
Decrease (increase) in restricted cash	4,530	(9,277)
Other	(2,299)	(2,652)
Net cash provided by (used in) financing activities	66,839	(38,873)
CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(1,268)	−
Net cash used in discontinued operations	(1,268)	−

Increase (decrease) in cash	13,212	(14,954)
Cash, beginning of year	11,243	26,197
Cash, end of year	$24,455	$11,243

SCHEDULE I

RECONCILIATION OF GAAP LOSS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS TO ADJUSTED (LOSS) INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	September 30,		September 30,
	2011	2010	2011	2010
Loss from continuing operations attributable to common shareholders – GAAP	$(2,958)	$(8,500)	$(6,026)	$(14,073)

Adjustments, net of tax:
Loss from commercial finance operations (2)	2,575	6,453	9,287	12,523
Impairment/discount on receivables	823	96	1,205	249
Non-cash amortization on warrants (3)	337	350	1,076	795
Deferred and one- time tax adjustments	(895)	3,006	(614)	3,008
Adjusted (loss) income from continuing operations attributable to common shareholders	$(118)	$1,405	$4,928	$2,502

Adjusted weighted average diluted shares outstanding (4)	19,793	19,450	20,588	19,290

Adjusted (loss) income from continuing operations attributable to common shareholders per common share-diluted	$(0.01)	$0.07	$0.24	$0.13

(1)
For comparability purposes, the Company is presenting adjusted (loss) income from continuing operations attributable to common shareholders because it facilitates the evaluation of the Company’s underlying operating performance without the effect of its commercial finance operations and without the effect of certain charges and adjustments that do not directly relate to that performance.  Adjusted (loss) income from continuing operations attributable to common shareholders should not be considered as an alternative to loss from continuing operations attributable to common shareholders (computed in accordance with GAAP).  Instead, adjusted (loss) income from continuing operations attributable to common shareholders should be reviewed in connection with loss from continuing operations attributable to common shareholders in the Company’s consolidated financial statements, to help analyze how the Company’s business is performing.

(2)
Loss from commercial finance operations consists of revenues and expenses from commercial finance operations (including gains or losses from the sale of leases and loans, provision for credit losses and depreciation and amortization) net of applicable tax benefits and non-controlling interests.

(3)
Non-cash amortization on warrants reflects the expense that the Company incurred in connection with the senior notes that were originally issued in September and October 2009. In November 2011, the Company repaid a portion of these notes and modified their terms and as a result the remaining warrant expense will be accelerated.

(4)
Dilutive shares used in the calculation of adjusted (loss) income from continuing operations attributable to common shareholders per common share-diluted includes an additional 1.1 million shares for the fiscal year ended September 30, 2011, and 401,000 and 348,000 shares for the three months and fiscal year ended September 30, 2010, respectively, which were antidilutive for the periods and, as such, were not used in the calculation of GAAP loss from continuing operations attributable to common shareholders per common share-diluted.